UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2006
                                                           -------------

                             AVENTURA HOLDINGS, INC.
                         -------------------------------
              (Exact name of registrant as specified in its charter)

                                     FLORIDA
                                   ----------
                 (State or Other Jurisdiction of Incorporation)

          814-00703                                     65-024624
(Commission  File  Number)                (IRS Employer  Identification  Number)

           2650 Biscayne Boulevard, First Floor, Miami, Florida 33137
   --------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (305) 937-2000
                               ------------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___     Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act
       (17  CFR  240.14-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

                Divestiture of Interest in Aventura Networks, LLC
                -------------------------------------------------

     In an effort to divest itself of non-core business assets, Aventura Holdings, Inc., a Florida corporation (the "Company") entered into an Assignment and Assumption Agreement with Craig A. Waltzer ("Waltzer"), the Company's President, pursuant to which the Company assigned its 100% ownership interest in Aventura Networks, L.L.C., a Florida limited liability company ("Networks") in exchange for Waltzer's assumption of any and all liabilities and obligations of the Company associated with the ownership and operation of Networks (the "Divestiture").

     The Company acquired its interest in Networks on June 7, 2005, in exchange for 880,000,000 shares (the "Shares") of its previously un-issued restricted common stock in an exempt issuance. The Shares were valued at a discounted price of $0.00091 per share and the purchase was reflected on the Company's financial statements at $800,724. Networks was originally a wholesale voice-over Internet protocol ("VoIP") buyer and seller of routes predominantly in third-world countries where rates were high and margins were wide. Increased competition led to lower prices and reduced margins and Networks exited from the VoIP wholesale carrier market. Networks changed direction and began to further develop and sell developed and third party VoIP switching and internet protocol private branch exchange software.

     An independent accredited business valuation firm was hired by the Company to assign a fair market value to the Company's investment in Networks and to determine the likelihood of repayment of an account receivable balance owed to the Company by Networks, each as of December 31, 2005. This account receivable balance represents advances made by the Company to Networks during 2005 for working capital and other purposes. The valuation firm determined the fair market value of the Company's investment in Networks was $0 as of December 31, 2005, and reported that the likelihood of repayment of the account receivable balance was indeterminable. Although the valuation firm was unable to determine a likelihood of debt repayment, Networks paid Company expenses in 2006 with proceeds from certain sales of its assets to cash, thereby reducing such account receivable balance. There remains a negligible balance under this account receivable as of the date of this filing. The obligation to repay this account receivable balance will survive the Divestiture.

                                Company Borrowing
                                -----------------

     On July 10, 2006, the Company executed a promissory note (the "Note") in favor of American Dealer Enterprise Group, LLC, a Michigan limited liability company ("ADEG"), pursuant to which the Company obtained a loan from ADEG in the maximum aggregate principal amount of $750,000. The Note has a maturity date of July 10, 2011. Borrowed funds under the Note will accrue interest at the rate of 10% per annum. While not limited in its use of the borrowed funds, the Company expects to use them primarily to fund its day-to-day business operations.

     Pursuant to the Note, ADEG has the right, at its option, at any time after July 10, 2007 and continuing thereafter until the earlier of: (a) July 10, 2012, or (b) the date the entire outstanding indebtedness of the Note shall have been paid in full, to convert the outstanding principal balance and accrued interest on the Note, in whole or in part, into fully paid and nonassessable shares of common stock of the Company (the "Common Stock"). The number of shares of Common Stock into which the Note may be converted shall be determined by dividing the aggregate amount of indebtedness to be converted by a factor of $.0015 per share, provided the resulting number of shares of Common Stock shall be rounded up to the next whole share.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit Number     Description  of  Exhibit
--------------     ------------------------
     10.1          Assignment  and  Assumption  Agreement
     10.2          Promissory  Note

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                            AVENTURA HOLDINGS, INC.
                                  (Registrant)


Dated:  July  10,  2006        By: /s/Craig  Waltzer
                                   -----------------
                                    Craig  Waltzer
                              Its:  President